                                                                      EXHIBIT 99


[TACT(R) LOGO]      Company Contact:             Investor Contact:
                    Richard D. Falcone, CFO      Joseph M. Zappulla
                    TACT                         Wall Street Investor Relations
                    732-499-8228                 212-681-4100
                    rfalcone@tact.com            jzappulla@wallstreetir.com


THE A CONSULTING TEAM DELIVERS $0.16 EPS IN THIRD QUARTER

                    EARNINGS INCREASE 121 PERCENT AND REVENUE
                   INCREASES 19 PERCENT OVER PRIOR YEAR PERIOD


NEW YORK, NEW YORK, NOVEMBER 9, 2004 - THE A CONSULTING TEAM (`TACT') (NASDAQ
SMALLCAP: TACX), AN IT AND BUSINESS PROCESS OUTSOURCING (BPO) SERVICES PROVIDER TO FORTUNE 1000 COMPANIES, TODAY REPORTED FINANCIAL RESULTS FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2004. THE COMPANY REPORTED REVENUE OF $6.6 MILLION, AN INCREASE OF 19 PERCENT OVER THE THIRD QUARTER OF THE PREVIOUS YEAR AND A 4 PERCENT INCREASE OVER THE SECOND QUARTER OF 2004. NET EARNINGS INCREASED 121 PERCENT TO $370,000 OR $0.16 PER DILUTED SHARE FROM $168,000 OR $0.08 PER DILUTED SHARE IN THE SAME PERIOD OF THE PREVIOUS YEAR AND A 24 PERCENT INCREASE FROM $298,000 OR $0.13 PER DILUTED SHARE FOR THE SECOND QUARTER OF 2004.

    -------------------------------------- ------------------------------------------ ---------------------------
     (In 000s except per share amounts)               Three Months Ended                  Nine Months Ended
    -------------------------------------- ------------------------------------------ ---------------------------
                                              6-30-04       9-30-04       9-30-03       9-30-04       9-30-03
    -------------------------------------- -------------- ------------- ------------- ------------- -------------
    Revenue                                    $ 6,347       $ 6,585       $ 5,554       $ 18,733      $ 15,941
    -------------------------------------- -------------- ------------- ------------- ------------- -------------
    Gross profit                               $ 1,907       $ 2,098       $ 1,561       $  5,687      $  4,224
    -------------------------------------- -------------- ------------- ------------- ------------- -------------
    Net earnings/(loss)                        $   298       $   370       $   168       $    888      $   (197)
    -------------------------------------- -------------- ------------- ------------- ------------- -------------
    Earnings per diluted share                 $  0.13       $  0.16       $  0.08       $   0.38      $  (0.10)
    -------------------------------------- -------------- ------------- ------------- ------------- -------------

The Company's gross margin increased to 31.9 percent during the third quarter from 30.0 percent in the previous quarter and 28.1 percent in the third quarter of 2003. For the first nine months, Tact's gross margin was 30.4 percent compared to 26.5 percent for the same period of 2003. Selling, general and administrative (SG&A) costs increased 12 percent to $1.6 million during the third quarter from $1.5 in the previous quarter and increased 35 percent from $1.2 million in the third quarter of 2003.

"This marks our sixth consecutive quarter of revenue growth and we have delivered net earnings in nine out of the last twelve quarters, including the last five consecutive quarters," commented Shmuel BenTov, TACT's chairman and CEO. "During the quarter we extended our service offering into business process outsourcing (BPO) in the healthcare industry. Our expertise in various industries, such as the healthcare industry, lends itself to other areas of value-added service that supports our customer-for-life approach."

"TACT ended the quarter with a solid current ratio of 2.8-to-1and its book value increased to $2.70 per share from $2.28 at the end of the previous year, and we have no long term debt," added Rich Falcone, TACT's chief financial officer.


TACT has scheduled a conference call to present its third quarter financial results today, Tuesday, November 9, 2004 at 4:15 pm (EST). Interested parties may access the conference call by dialing 800-246-9120 and providing the following reservation number: 21212952. A replay of the conference call in its entirety will be available approximately one hour after its completion for 24 hours by dialing 800-633-8284 and providing the reservation number listed above. The conference call can also be accessed via the web through the `TACT Investors' website via the following link http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=TACX&script=2100

About TACT's SMART Approach

TACT's Smart Approach is a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools. The Strategy is developed together with the client to ensure that the client's goals and objectives are met. The Methodology is a Tried and True TACT Methodology that is followed in order to implement the Strategy. The solutions and services are built on a robust Architecture, Utilize highly qualified TACT Resources and Exploits best-of-breed Tools.

About TACT

TACT (Nasdaq SmallCap: TACX - News) is an end-to-end an IT and Business Process Outsourcing (BPO) services provider to Fortune 1000 companies, and other large organizations. TACT through its SMART Approach, a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools provides its clients with modernization and development services, which include systems that should be replaced and rewritten, enhanced, converted or Web Enabled. More information about TACT(R) can be found at its web site at http://www.tact.com

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 29, 2004.

                       *** Financial Statements Follow ***

                           THE A CONSULTING TEAM, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                          SEPTEMBER 30,                          SEPTEMBER 30,
                                             --------------------------------------  ---------------------------------------
                                                     2004               2003                2004                 2003
                                             -------------------  -----------------  -------------------  ------------------
                                                 (UNAUDITED)        (UNAUDITED)         (UNAUDITED)           (UNAUDITED)

Revenues                                      $       6,584,780    $    5,554,093     $     18,733,064     $    15,941,442
Cost of revenues                                      4,486,486         3,992,729           13,045,840          11,716,945
                                             -------------------  -----------------  -------------------  ------------------
Gross profit                                          2,098,295         1,561,364            5,687,224           4,224,496

Operating expenses:
Selling, general & administrative                     1,634,133         1,212,986            4,385,462           3,786,877
Depreciation & amortization                              66,130           166,060              292,660             585,533
                                             -------------------  -----------------  -------------------  ------------------
                                                      1,700,262         1,379,046            4,678,122           4,372,410
                                             -------------------  -----------------  -------------------  ------------------
Income (loss) from operations                           398,032           182,317            1,009,103            (147,913)
Other income(expense):
Interest expense, net                                    (8,989)          (15,599)             (22,501)            (38,387)
                                             -------------------  -----------------  -------------------  ------------------
Income (loss) before income taxes                       389,044           166,719              986,602            (186,300)
Provision (Benefit) for income taxes                     18,945            (1,000)              98,988              10,457
                                             -------------------  -----------------  -------------------  ------------------
Net income (loss)                             $         370,099    $      167,719     $        887,614     $      (196,757)
                                             ===================  =================  ===================  ==================

Net income (loss) earning per share:
Basic                                         $            0.17    $         0.08     $           0.41    $          (0.10)
                                             ===================  =================  ===================  ==================
Diluted                                       $            0.16    $         0.08     $           0.38    $          (0.10)
                                             ===================  =================  ===================  ==================

Note: Earnings per share have been restated to reflect the one-for-four reverse split that occurred on January 7, 2004.

                           THE A CONSULTING TEAM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                          SEPTEMBER 30,             DECEMBER 31,
                                                               2004                    2003
                                                     -----------------------   -----------------------
                                                           (UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                           $                884,402  $              1,409,623
Accounts receivable                                                5,017,121                 3,423,271
Other current assets                                                 524,254                   189,609
                                                     -----------------------   -----------------------
 Total Current Assets                                              6,425,776                 5,022,503
Investment at cost                                                    87,059                   368,059
Property and equipment, net                                          553,224                   680,295
Intangibles and Goodwill, net                                      1,192,964                 1,244,964
Deposits and Other                                                   129,363                    57,874
                                                    ------------------------  ------------------------
 Total Assets                                       $              8,388,385  $              7,373,694
                                                    ========================  ========================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                 $              2,308,650  $              1,949,309
Other liabilities                                                     17,028                   231,067
                                                    ------------------------  ------------------------
Total liabilities                                                  2,325,678                 2,180,377

Total shareholders' equity                                         6,062,707                 5,193,318

                                                    ------------------------  ------------------------
Total liabilities and shareholders' equity          $              8,388,385  $              7,373,694
                                                    ========================  ========================